EXHIBIT 24 (b)(4)(a)

                                FORM OF CONTRACT






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PHL VARIABLE INSURANCE COMPANY
--------------------------------------------------------------------------------
Dear Contract Owner:

Thank You for purchasing this annuity contract from PHL Variable Insurance Company. We agree to pay the benefits of this contract in accordance with its provisions.

RIGHT TO RETURN THIS CONTRACT. IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH YOUR CONTRACT AND THAT IT MEETS YOUR FINANCIAL GOALS. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THIS CONTRACT, YOU MAY RETURN IT WITHIN 10 DAYS (20 DAYS FOR REPLACEMENTS) AFTER WE DELIVER IT TO YOU FOR A REFUND OF THE CONTRACT VALUE PLUS ANY CHARGES MADE UNDER THIS CONTRACT AS OF THE DATE OF CANCELLATION. YOU MAY RETURN IT TO EITHER THE AGENT THROUGH WHOM IT WAS PURCHASED OR TO US AT THE FOLLOWING ADDRESS:

                         PHL Variable Insurance Company
                         Annuity Operations Division
                         P.O. Box 8027
                         Boston, MA 02266-8027

                         [Telephone (800) 541-0171]

This contract provides for a series of annuity payments. The annuity payments will be based on the Contract Value on the Maturity Date and the annuity payment option rates stated herein. In addition, for Variable Annuity Payment Options, the amount of annuity payments will vary with the investment experience of the Subaccounts within the Separate Account during the annuity payment period. The Contract Value will depend on the rate of interest credited to the Guaranteed Interest Account and the investment experience of the Subaccounts.

Signed for PHL Variable Insurance Company at its Corporate Office, One American Row, Hartford, Connecticut 06115.

                         PHL VARIABLE INSURANCE COMPANY

                         /s/ John H. Beers     /s/ Dona D. Young
                         [Secretary]           [Chairman, President and Chief
                                                Executive Officer]

                          READ YOUR CONTRACT CAREFULLY
                   IT IS A LEGAL CONTRACT BETWEEN YOU AND US.

             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED, AND PART 10 FOR A DESCRIPTION OF HOW ANNUITY PAYMENTS ARE DETERMINED.

                                NONPARTICIPATING



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                                  SCHEDULE PAGE

Owner:                [John Doe]


Contract Number:      [13000000]

Initial Premium:     [$10,000.00]

Contract Date:       [February 1, 2005]


Maturity Date:        [February 1, 2040]


Owner Age and Sex:    [35 Male]

Annuitant:            [Jane Doe]

Joint Annuitant:      [None]

Subsequent Premiums:  Flexible

Payment Intervals:    Flexible

Death Benefit Option: [1 - Return of Premium]

Maximum Guaranteed Interest Account Percentage:  [5%]

Minimum Guaranteed Interest Rate: [2.45% for calendar year of issue]
The Minimum Guaranteed Interest Rate is the minimum rate of interest We will credit on amounts held in the Guaranteed Interest Account and the Market Value Adjusted Guaranteed Interest Account. This rate will never be less than the statutory required minimum interest rate under applicable state insurance law. The Minimum Guaranteed Interest Rate will be set on January 1st of each calendar year and will apply to any deposits, transfers or renewals made during that calendar year. The Minimum Guaranteed Interest Rate will be equal to the 5 Year Constant Maturity Treasury (CMT) Rate, less 1.25%, but will never be less than 1.00% or greater than 3.00%. We will use the 5 Year CMT Rate reported by the Federal Reserve as of the last business day of November of the prior calendar year, rounded to the nearest 1/20th of one percent.



D617.1
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                            SCHEDULE PAGE (CONTINUED)

Owner: [John Doe]
Contract Number: [13000000]

SUBACCOUNT FEES

Daily Mortality and Expense Risk Fee:          Option [1]:  [0.003082%  (Based on an annual rate of 1.125%)]

Daily Administrative Fee:                      0.000342%  (Based on an annual rate of 0.125%)


CONTRACT FEES AND CHARGES

[FIVE - YEAR SURRENDER CHARGE SCHEDULE:]

                   [Age of Premium Payment                Surrender Charge % of
                     in Complete Years                       Amount withdrawn

                              0                                   7%
                              1                                   6%
                              2                                   5%
                              3                                   4%
                              4                                   3%
                              5+                                  0%]


[Five - Year Surrender Charge Fee Percentage:]  [.25%]


Surrender Charge:  See Part 5 for a description of how this charge is determined.


Annual Administrative Charge:  $35.  Charge is waived if Contract Value exceeds $50,000.


Transfer Charge: Currently, there is no charge for transfers. However, We reserve the right to impose a Transfer Charge after the first twelve transfers made in each Contract Year, upon prior Written Notice to the Owner. Any Transfer
Charge will be administered in a non-discriminatory manner. In no event, however, will such Transfer Charge exceed $20.

[Tax:  .000% of each premium payment]


D617
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                            SCHEDULE PAGE (Continued)

Owner:  [John Doe]
Contract Number: [13000000]

BENEFICIARY
[Jamie Doe]

PREMIUM PAYMENT ALLOCATION

[Money Market  #122                100%]





D617
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                            SCHEDULE PAGE (CONTINUED)

Owner:  [John Doe]
Contract Number: [13000000]

MARKET VALUE ADJUSTED GUARANTEED INTEREST ACCOUNT (MVA)

The MVA account provides four choices of interest rate guarantee periods; 3-year, 5-year, 7-year, and 10-year. The MVA account is accounted for as a non-unitized separate account established by Our company under Connecticut Law. All income, gains and losses, realized and unrealized, of the MVA Account are credited to or charged against the amounts placed in the MVA Account without reference to other income, gains and losses of Our General Account. The assets of the MVA Account are owned solely by Us and We are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that We may conduct. We will credit interest daily on any amounts held under the MVA account at such rates as We shall determine but in no event will the effective annual rate of interest be less than the Minimum Guaranteed Interest Rate. At least monthly, We will set the interest rate that will apply to any premium made to the MVA. That rate will remain in effect until the end of the Guarantee Period selected by You. Upon expiry of the selected Guarantee Period, unless You elect to transfer funds to another Guarantee Period or Subaccount, or elect to withdraw funds, We will begin another Guarantee Period of the same duration as the one that just ended, and will credit interest at the then current rate for that new Guarantee Period. If Your original Guarantee Period is no longer available or if You choose a Guarantee Period that is no longer available We will use the Guarantee Period with the next longest duration. To the extent permitted by law, We reserve the right to discontinue Guarantee Periods and to offer other Guarantee Periods that differ from those available at the time Your contract was issued. Any withdrawals or transfers from the MVA will be subject to a market value adjustment, except that funds may be withdrawn or transferred from this account without a market value adjustment in the 30-day Window Period from 15 days before to 15 days after the Guarantee Period expiry date. We reserve the right to limit cumulative premiums made to any one of these accounts during any one-week period to not more than $250,000.



D617
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TABLE OF CONTENTS

PART       TITLE                                              PAGE
------------------------------------------------------------------


           SCHEDULE PAGES
           TABLE OF CONTENTS
           CONTRACT SUMMARY

1.         DEFINITIONS                                    1

2.         ABOUT THIS CONTRACT                            4

3.         RIGHTS OF OWNER                                4

4.         PREMIUM PAYMENTS AND ALLOCATION                6

5.         TRANSFERS, WITHDRAWALS AND TERMINATION         7

6.         EXPENSE CHARGES                                11

7.         DETERMINING THE CONTRACT AND ACCUMULATION
           UNIT VALUES                                    12

8.         ANNUITY BENEFITS                               12

9.         DEATH BENEFITS                                 13

10.        ANNUITY PAYMENT OPTIONS                        17

11.        TABLES OF ANNUITY PAYMENTS OPTION RATES        20


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                                CONTRACT SUMMARY

ABOUT THIS SUMMARY
This summary briefly highlights some of the major contract provisions. Since this is only a summary, the detailed provisions of the contract will control. See those provisions for full information and any limits or restrictions that apply. A Table of Contents is provided to help You find specific provisions.

Check the Schedule Page of this contract to make sure it reflects the premium payment allocation requested. Please call Your agent or Us any time You have questions about Your contract.

THE TYPE OF CONTRACT
This contract provides for the accumulation of values prior to the Maturity Date and the payment of an annuity after the Maturity Date. Subject to the terms of this contract, You may allocate premium payments to the various Subaccounts and Guaranteed Interest Account. The values that accumulate under this contract prior to the Maturity Date are based on the premium payments made, the rates of interest credited on any premium payments allocated to the Guaranteed Interest Account, any expense charges, and the investment experience of the Subaccounts within the Separate Account on any premium payments allocated to the Subaccounts. The amount of each annuity payment will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and if a variable annuity payment option is elected, the investment experience of the Subaccounts during the annuity payment period. Various annuity payment options are available.

WITHDRAWAL PRIVILEGE
Prior to the Maturity Date, You may withdraw all or part of the Contract Value less any applicable surrender charge. After the Maturity Date, You may only withdraw from the remaining value under Variable Payment Options K or L, less any applicable surrender charge.

BENEFITS
All paid-up annuity, cash surrender, and death benefits under this contract are not less than the minimum benefits required by any statute of the state where this contract is delivered.

This contract provides for the payment of a death benefit amount in the event of the death of the Owner. If there is one Owner, the death benefit will be paid to the designated Beneficiary. If there is more than one Owner, the death benefit will be paid to the surviving Owner(s) upon the death of the Owner who dies first. If the Owner is a non-natural person, the death of the Primary Annuitant will be treated as the death of the Owner.

The amount of the death benefit is determined as described in Part 9 of this contract. Any additional amounts We credit to the contract will be treated as income on or any other gain in the contract and will increase the Contract Value. The Contract Value will be reduced by any withdrawal.



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                               PART 1: DEFINITIONS

ACCUMULATION UNIT
A standard of measurement as described in Part 4, used to determine the value of this contract and its interest in the Subaccounts prior to the Maturity Date and for amounts held under Annuity Payment Option L.

ACCUMULATION UNIT VALUE
On the first Valuation Date selected by Us, We set all Accumulation Unit Values of each Subaccount of the Separate Account at 1.000000. The Accumulation Unit Value on any subsequent Valuation Date is determined by multiplying the Accumulation Unit Value of the Subaccount on the immediately preceding Valuation Date by the Net Investment Factor for that Subaccount for the Valuation Period just ended.

ADJUSTED PREMIUM
Any premium allocated to the Guaranteed Interest Account, as adjusted to include any interest credited on and any contract charges or withdrawals deducted from such premium payment.

AGE
Age of the individual on his/her last birthday.

ANNUITANT
The Annuitant is the individual designated as such on the Schedule Page, or as later changed. The Annuitant shown on the Schedule Page when the contract was issued is the Primary Annuitant. The Annuitant is the person on whose continuation of life this contract is issued. Unless otherwise prohibited by the terms of this contract or the attached rider, the Annuitant may be changed prior to the Maturity Date, however, there may be Tax consequences.

ANNUITY
A series of periodic payments.

ANNUITY UNIT
A standard of measurement used to determine the amount of each periodic payment made under the Variable Annuity Payment Options I, J, K, M and N. The number of Annuity Units in each Subaccount with assets under the chosen option is equal to the portion of the first payment provided by that Subaccount divided by the Annuity Unit Value for that Subaccount on the first Payment Calculation Date.

ANNUITY UNIT VALUE
On the first Valuation Date selected by Us, We set all Annuity Unit Values in each Subaccount of the Separate Account at $1.000000. The Annuity Unit Value on any subsequent Valuation Date is equal to the Annuity Unit Value of the Subaccount on the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Subaccount for the Valuation Period divided by
1.000000 plus the rate of interest for the number of days in the Valuation Period based on the Assumed Investment Rate.

ASSIGNS
Any person to whom You assign an interest in this contract if We have Written Notice of the assignment in accordance with the provisions stated in Part 2.

ASSUMED INVESTMENT RATE
The Assumed Investment Rate is 4.5% per year. We use this rate to determine the first payment under Variable Annuity Payment Options I, J, K, M and N. Future payment amounts under these options will depend on the relationship between the Assumed Investment Rate and the actual investment performance of each Subaccount as reflected in the Subaccount's Annuity Unit Value. The Assumed Investment Rate is the net annual investment return that will need to be earned by each Subaccount of the Separate Account for there to be no reduction in the amount of the monthly payments under these options.


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BENEFICIARY
The individual(s) or entity(s) designated by the Owner at the time this contract is issued as shown on the Schedule Page, or as later changed.

CONTRACT ANNIVERSARY
The same date each year as the Contract Date.

CONTRACT DATE
The Contract Date shown on the Schedule Page. It is the date from which Contract Years and Contract Anniversaries are measured.

CONTRACT VALUE
The sum of the values under the contract of all Accumulation Units held in the Subaccounts and the Adjusted Premium payments held in the Guaranteed Interest Account.

CONTRACT YEAR
The first Contract Year is the one-year period from the Contract Date. Subsequent Contract Years run from one Contract Anniversary to the next.

FIVE - YEAR SURRENDER CHARGE FEE
The fee associated with the Five - Year Surrender Charge Schedule, if applicable, as described in Part 6.

FIXED PAYMENT ANNUITY
An annuity providing payments that do not vary in amount after the first payment is made.

JOINT ANNUITANT
A Joint Annuitant, if any, is an individual designated as such on the Schedule Page, or as later changed. The Joint Annuitant is one of the persons on whose continuation of life this contract is issued. Unless otherwise prohibited by the terms of this contract or the attached rider, the Joint Annuitant may be changed prior to the Maturity Date, however, there may be Tax consequences.

MATURITY DATE
The date annuity payments commence in the form of an annuity payment option. Unless We agree otherwise, (1) the Maturity Date may not be earlier than the fifth Contract Anniversary; and (2) the maximum Maturity Date is the later of the Contract Anniversary nearest the younger Annuitant's 95th birthday or ten years from the Contract Date.

NET INVESTMENT FACTOR
The Net Investment Factor for each Subaccount of the Separate Account is determined by the investment performance of the assets underlying the Subaccount for the Valuation Period just ended. The Net Investment Factor is equal to
1.000000 plus the applicable net investment rate for the Valuation Period. The net investment rate is determined by:

1. taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Subaccount for the Valuation Period. The net investment income is affected by an investment advisory expense fee which is deducted from the funds in which the assets of the Subaccounts of the Separate Account are invested; and

2. dividing the result of (1) by the value of the Subaccount at the beginning of the Valuation Period; and

3. for each calendar day in the Valuation Period subtracting from the result of [(1) divided by (2)], an amount equal to the Mortality and Expense Risk Fee plus the Daily Administrative Fee and any daily Tax fee.


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OWNER
The Owner(s) as shown on the Schedule Page or as later changed.

PAYMENT CALCULATION DATE
The date We calculate annuity payments under a Variable Payment Annuity Option. The first Payment Calculation Date is the Valuation Date on or next following the Maturity Date unless We agree otherwise. After the first Payment Calculation Date, We will calculate payments on the same date each month. We use the next following Valuation Date if such date is not a Valuation Date.

PREMIUM PAYMENT DATE
The Valuation Date on which a premium payment is received at Our annuity operations division unless it is received after the close of the New York Stock Exchange, in which case it will be the next Valuation Date.

SUBACCOUNT(s)
The account(s) within Our Separate Account to which assets under the contract are allocated.

SURRENDER VALUE
Contract Value less any applicable surrender charge and Tax.

VALUATION DATE
Every day the New York Stock Exchange is open for trading and PHL Variable Insurance Company is open for business.

VALUATION PERIOD
The period in days beginning with the day following the last Valuation Date and ending on the next succeeding Valuation Date.

VARIABLE PAYMENT ANNUITY
An annuity providing payments which vary with the investment experience of the Subaccounts.

WE (OUR, US)
PHL Variable Insurance Company

WRITTEN REQUEST (WRITTEN NOTICE)
A request We receive in writing at Our annuity operations division in a form satisfactory to Us.

YOU (YOUR)
The Owner of this contract.



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                           PART 2: ABOUT THIS CONTRACT

THE EFFECTIVE DATE
This contract will begin in effect on the Contract Date provided the initial premium is paid and the Owner is alive.

THE ENTIRE CONTRACT
This contract, its riders, amendments and endorsements, and any application attached to it, are the entire contract between You and Us. Any change in terms of this contract, as required to conform to law, must be signed by one of Our executive officers and countersigned by another one of Our executive officers. Any benefits payable under this contract are payable at Our annuity operations division.

REQUIRED PROOF OF AGE AND SURVIVAL
We may require proof of the Age of the Annuitant and Joint Annuitant, if any, before any annuity payments begin. We also have the right to require proof of the identity, Age and survival of any person entitled to any payment under this contract or upon whose life any payments depend.

ADJUSTMENT FOR MISSTATEMENT OF AGE OR SEX
If the Age or sex of the Annuitant or Joint Annuitant has been misstated, any benefits payable will be adjusted to the amount that the Contract Value would have purchased based on the Annuitant's or Joint Annuitant's correct Age and sex. Any overpayment(s) and underpayment(s) made by Us will be charged or credited against future payments to be made under the contract. We will charge interest on any overpayments and credit interest on any underpayments at the effective annual rate required by the state where this contract is delivered.

ASSIGNMENTS
We will not be considered to have notice of any assignment of an interest in this contract until We receive the original or copy of the written assignment at Our annuity operations division. In no event will We be responsible for its validity. Any change will be subject to any payment made or actions taken by Us before We received the written assignment at Our annuity operations division.

STATEMENT OF ACCOUNT
We will send You a statement of account at least annually. The statement of account will include the Contract Value, Surrender Value, death benefit, and paid-up annuity benefits. The statement will be mailed to Your most recent post office address on file at Our annuity operations division.


                             PART 3: RIGHTS OF OWNER

WHO IS THE OWNER

An Owner may be an Annuitant, a trust or any other individual or entity. If no Owner is named, the Annuitant will be the Owner. Under contracts used with certain tax qualified plans, the Owner must be the Annuitant. More than one Owner may be named as Joint Owners. If one of such Joint Owners dies, all rights vest equally in the surviving Owners. If any Owner dies prior to the Maturity Date, the death benefit amount will be paid as provided in Part 9.


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WHAT ARE THE RIGHTS OF THE OWNER
You control this contract on and after the Contract Date. Unless You and We agree otherwise, You may exercise all rights provided under this contract without the consent of anyone else. If there is more than one Owner, all Owners must consent to the changes described below. Your rights include the right to:

1. Receive any amounts payable under this contract during the Annuitant's lifetime.

2.   Change the Owner(s) under certain conditions with Our consent.

3.   Change the premium payment amounts and intervals. See Part 4.

4.   Change the allocation for premium payments. See Part 4.

5. Transfer Contract Values between and among the various Subaccounts and the Guaranteed Interest Account. See Part 5.

6. Make withdrawals from the various Subaccounts and the Guaranteed Interest Account or fully surrender the contract for its Surrender Value. See Part 5.

7. Change the Maturity Date prior to the commencement of annuity payments, subject to the maximum Maturity Date defined in Part 1.

8.   Select an annuity payment option to commence on the Maturity Date. See Part
     8.

9.   Change the Beneficiary.

10. Assign, subject to the restrictions stated in Part 2, release, or surrender any interest in this contract. See Parts 2 and 5.

11. Change or replace any Annuitant or Joint Annuitant prior to the Maturity Date. You may name a new Annuitant upon the death of the Primary Annuitant prior to the Maturity Date. If You do not name a new Annuitant, You will become the Annuitant. If You are a non-natural Owner, any change to or death of the Primary Annuitant will be treated as the death of an Owner. See Part 9.

Your exercise of any rights will, to the extent thereof, assign, release, or surrender the interest of the Annuitant and all beneficiaries and Owners under this contract.

HOW TO CHANGE THE OWNER
You may change the Owner in the following manner by Written Request:

1. transfer ownership of the entire contract to a single grantor trust; or
2. transfer ownership of the entire contract between spouses.

If We grant Your request to change Ownership, Death Benefit Option 1 shall apply, unless We agree otherwise.

HOW TO CHANGE THE BENEFICIARY
A request to change the Beneficiary must be made by Written Notice signed by You. If there is more than one Owner, all Owners must sign the Written Notice. When We receive it, the change will be effective as of the date it was signed by the last Owner to sign. However, the change will be subject to any payment made or actions taken by Us before We received the Written Notice at Our annuity operations division.

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                     PART 4: PREMIUM PAYMENTS AND ALLOCATION

PREMIUM PAYMENTS
The initial premium payment is due on the Contract Date and may not be less than $5,000 for non-tax qualified plans or $3,500 for qualified plans. Thereafter, subsequent premium payments may be made as described below. All premium payments are payable at Our annuity operations division, except that the initial premium payment may be given to an authorized agent for forwarding to Our annuity operations division. No benefit associated with any such premium payment will be provided until the premium payment is actually received by Us at Our annuity operations division.

You may vary the amount and interval for subsequent premium payments. Subsequent premium payments may be made within the following limits:

1.   Each subsequent premium payment must at least equal $100.

2. No more than $1,000,000 in total premium payments may be paid on this contract, unless We agree otherwise.

3. The premium payment intervals may be unscheduled or changed to monthly, quarterly, semi-annual, annual, or any other arrangement agreed to by Us.

4.   Subsequent premium payments may only be made prior to the Maturity Date.

We reserve the right to waive the limits in 1 and 2 above.

PREMIUM PAYMENT ALLOCATION
The premium payment will be applied on its Premium Payment Date to the various Subaccounts and the Guaranteed Interest Account in accordance with Your instructions for the allocation of premium payments. Allocations to the Guaranteed Interest Account are limited to a Maximum Guaranteed Interest Account Percentage of each premium payment. The Maximum Guaranteed Interest Account Percentage is shown on the Schedule Page.

You may change the allocation schedule with respect to subsequent premium payments by Written Request. We reserve the right to waive the requirement of Written Request.

SEPARATE ACCOUNT AND SUBACCOUNTS
The PHL Variable Accumulation Account (Separate Account) is a separate account established by Our company under Connecticut Law and is registered as a unit investment trust under the Investment Company Act of 1940. The Separate Account contains various Subaccounts that have different investment objectives.

All income, gains and losses, realized and unrealized, of the Separate Account are credited to or charged against the amounts placed in the Separate Account without reference to other income, gains and losses of Our General Account. The assets of the Separate Account are owned solely by Us and We are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that We may conduct.

We use the assets of the Separate Account to buy shares of the Fund(s) of this contract according to Your most recent allocation instruction on file with Us at Our annuity operations division. The fund(s) are registered under the Investment Company Act of 1940 as an open-end, management investment company. The fund(s) have separate series that correspond to the Subaccounts of the Separate Account. Assets of each Subaccount are invested in shares of the corresponding fund series.



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ACCUMULATION UNITS
The number of Accumulation Units credited to each Subaccount of the Separate Account will be determined by dividing the premium payment applied to that Subaccount by the Accumulation Unit Value of that Subaccount on the Premium Payment Date.

ADDITIONAL SUBACCOUNTS
We have the right to add Subaccounts of the Separate Account subject to approval by the Securities and Exchange Commission and, where required, other regulatory authorities

SUBSTITUTION OF SUBACCOUNTS
If the shares of the funds of this contract become unavailable for investment by the Separate Account or if We deem further investment in these shares inappropriate, We may limit further purchase of such shares or may substitute shares of another fund for shares already purchased under this contract. As required, We will seek approval by the Securities and Exchange Commission and by the insurance supervisory official of the state where this contract is delivered.

GUARANTEED INTEREST ACCOUNT (GIA)
This contract also contains a Guaranteed Interest Account (GIA) to which premium payments may be allocated. The GIA is not part of the Separate Account. It is accounted for as part of Our General Account. We reserve the right to add other Guaranteed Interest Accounts subject to the approval by the insurance supervisory official of the state where this contract is delivered.

We reserve the right to limit cumulative premium payments to the GIA during any one-week period to not more than $250,000. We will credit interest daily on any amounts held under the Guaranteed Interest Account at an effective interest rate never less than the Minimum Guaranteed Interest Rate. At least monthly, We will set a one-year guaranteed interest rate that will apply to any premium made to the GIA. When a one-year guarantee period for any premium amount ends, the Adjusted Premiums will receive a new one-year guaranteed interest rate. The new rate will be the same one-year guaranteed rate that applies to new premium payments made to the GIA. For new premium payments only, We may credit additional interest for periods of one year or less, in addition to the initial one-year guaranteed interest rate.

                 PART 5: TRANSFERS, WITHDRAWALS AND TERMINATION

TRANSFERS AMONG SUBACCOUNTS AND THE GUARANTEED INTEREST ACCOUNT (GIA)
You may transfer all or a portion of the Contract Value of this contract among one or more of the Subaccounts and the GIA. Transfers are made by Written Request. We reserve the right to limit the number of transfers to twelve per Contract Year. We reserve the right, in Our sole and absolute discretion, to temporarily or permanently terminate transfer or exchange privileges or reject any specific order from anyone including the Owner, market-timing organization, or individual, or other party authorized to give transfer or exchange orders whose transactions seem to follow a timing pattern including but not limited to those who request more than one transfer or exchange out of a Subaccount within a thirty-day period. We will not accept batch transfer instructions from anyone acting under powers of attorney for multiple Owners, unless We have entered into a third-party transfer service agreement. If We reject a transfer for any of these reasons, We will notify You of Our decision in writing. You may make only one transfer per Contract Year from the GIA unless the Dollar Cost Averaging
(DCA) Program or Asset Rebalancing Program is elected. Except as otherwise provided under the DCA Program, the amount that may be transferred from the GIA at any one time cannot exceed the higher of $1000 or 25% of the value of the GIA. During the first Contract Year, transfers into the GIA are not permitted.

After the first Contract Year, a transfer into the GIA will not be permitted if such transfer would cause the percentage of the Contract Value in the GIA to exceed the Maximum Guaranteed Interest Account Percentage shown on the Schedule Page.



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Under the DCA Program, amounts may be transferred automatically among the
Subaccounts on a monthly, quarterly, semi-annual or annual basis. Unless We agree otherwise, the minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semi-annually or $300 annually. A contract Owner must have an initial value of $2,000 in the GIA or the Subaccount that funds will be transferred from. Funds may be transferred from only one sending Subaccount or the GIA but may be allocated to multiple receiving Subaccounts or the GIA. Under the DCA Program, You may transfer approximately equal amounts from the GIA over a minimum 6-month period.

Under the Asset Rebalancing Program, amounts are transferred automatically among the Subaccounts on a monthly, quarterly, semi-annual or annual basis to maintain the allocation percentage elected by Written Request. Transfers to or from the GIA are not permitted under the Asset Rebalancing Program.

Transfers made under the DCA Program or Asset Rebalancing Program will be processed on the next Valuation Date following Your request for the month that applies. If the value in the sending Subaccount or GIA is below the amount to be transferred, then the entire remaining balance will be transferred and the DCA or Asset Rebalancing Programs will be completed. You may terminate Your participation in the DCA or Asset Rebalancing Programs at any time by sending a Written Notice to Us. Upon completion of DCA or Asset Rebalancing Programs, You must send a Written Request to Us to start another DCA or Asset Rebalancing Program.

The transfer charge is as shown on the Schedule Page. Any such charge will be deducted from the Subaccounts or the GIA from which the amounts are to be transferred with each such Subaccount or GIA bearing a pro rata share of the transfer charge. The value of each Subaccount will be determined on the Valuation Date that coincides with the date of transfer. Any Accumulation Units held under a Subaccount of the Separate Account or Adjusted Premiums held under the GIA as the result of any transfer shall retain its original Premium Payment Date for purposes of determining the surrender charge.

ENHANCED DCA PROGRAM
New premium under a Dollar Cost Averaging Program may qualify for an enhanced interest rate if an Enhanced DCA Program is in effect. Under an Enhanced DCA Program, new premium payments will be credited with an enhanced interest rate. Each month, amounts will be transferred out automatically to the eligible Subaccounts You select, over a period determined by the terms of the enhanced program in effect.

WITHDRAWALS AND FULL SURRENDER
You may withdraw in cash the Contract Value of this contract, less any applicable Tax or surrender charge, in whole or in part any time prior to the Maturity Date or at any time for amounts held under Variable Annuity Payment Options K or L. Such withdrawals must be by Written Request and must include such Tax withholding information as We may reasonably require.

The portion withdrawn from any Subaccount will be taken by the surrender and release of such number of Accumulation Units in such Subaccount required to make the withdrawal, including any Tax or surrender charge applicable to such withdrawal. Any portion withdrawn from the GIA will be taken by the release of Adjusted Premiums in the amount needed to make the withdrawal, including any Tax or surrender charge applicable to such withdrawal. The Contract Value will be determined on the Valuation Date that coincides with the date of the withdrawal.



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SURRENDER CHARGE
A surrender charge may apply to a withdrawal or surrender, depending on the date and amount of such withdrawal or surrender. The Five - Year or Seven - Year Surrender Charge Schedule You elected at issue is displayed on the Schedule Page. Each premium payment has its own surrender schedule. The charge is calculated by multiplying the withdrawal amount by the appropriate percentage shown in the schedule based on the effective date of each premium payment. The amounts released for withdrawal or surrender will be determined on a First-In, First-Out (FIFO) basis based on the effective date of each premium payment. The surrender charge is applied to amounts withdrawn or surrendered up to the total of all premium payments less prior withdrawals for which a surrender charge was paid. You may elect to apply the amount withdrawn or surrendered to an annuity payment option described in Part 10.

There is an annual fee for the Five - Year Surrender Charge Schedule. This annual fee applies whether or not a withdrawal or surrender is taken. This fee is described in Part 6. There is no annual fee for the Seven- Year Surrender Charge Schedule.

Free Withdrawal Amount. In each Contract Year, You may withdraw a portion of Your Contract Value free of any surrender charge. This portion is called the free withdrawal amount. During the first Contract Year, the free withdrawal amount is 10% of the Contract Value at the time of the first withdrawal. After the first Contract Year, the free withdrawal amount is 10% of the Contract Value as of the end of the prior Contract Year. In all Contract Years after the first, any unused percentage of the free withdrawal amount from the prior years may be carried forward to the current Contract Year subject to the following limits:

1. During the second Contract Year, the unused percentage of the free withdrawal amount from the prior year plus the current year free withdrawal amount can not exceed 20% of the Contract Value as of the end of the prior Contract Year; and

2. During the third and all subsequent Contract Years, the unused percentage of the free withdrawal amount from the prior year plus the current year free withdrawal amount can not exceed 30% of the Contract Value as of the end of the prior Contract Year.

SYSTEMATIC WITHDRAWAL PROGRAM
Prior to the Maturity Date, You may partially withdraw amounts automatically on a monthly, quarterly, semi-annual or annual basis under the Systematic Withdrawal Program. You may participate in the Systematic Withdrawal Program at any time by sending a Written Notice to Us.

The minimum initial and subsequent withdrawal amounts must be at least $100. Withdrawals made under the Systematic Withdrawal Program will be processed on each Contract Monthly Anniversary and will be less any applicable Tax and surrender charge.

You may terminate Your participation in the Systematic Withdrawal Program at any time by sending a Written Notice to Us. Upon completion of the Systematic Withdrawal Program, You must send a Written Request to Us to start another Systematic Withdrawal Program. The Systematic Withdrawal Program cannot continue beyond the Maturity Date.

CONTRACT TERMINATION
If on any Valuation Date the Contract Value becomes zero, the contract will immediately terminate, unless otherwise determined by an attached rider, amendment, or endorsement. We will mail a written notice to You at Your most recent post office address on file at Our annuity operations division.




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NURSING HOME WAIVER
Prior to the Maturity Date, You may surrender all or a portion of Your Contract Value without a surrender charge, provided that:

  a.  more than one year has elapsed since the Contract Date; and

  b. the surrender is requested within two years of the Owner's admission into a Licensed Nursing Home Facility; and

  c. the Owner has been confined to a Licensed Nursing Home Facility for at least the preceding 120 days.

A Licensed Nursing Home Facility is defined as a state licensed hospital or state licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis. You must provide Us with satisfactory evidence of confinement by Written Notice.

TERMINAL ILLNESS WAIVER
Prior to the Maturity Date, You may surrender all or a portion of Your Contract Value without a surrender charge, provided that We receive proof, satisfactory to Us of the Owner's Terminal Illness. Terminal illness is defined as an illness or condition that is expected to result in the Owner's death within six months.

DEFERRAL OF PAYMENT
Transfers and withdrawals will usually be processed within 7 days after We receive the Written Request at Our annuity operations division. We may postpone the processing of any such transactions for any of the following reasons:

1. for up to six months from the date of request for any transactions dependent upon the value of the Guaranteed Interest Account (GIA); or

2. otherwise, to the extent any transactions depend upon the value of any Subaccount of the Separate Account, for any period during which the New York Stock Exchange is closed for trading (except normal holiday closing); or when the Securities and Exchange Commission has determined that a state of emergency exists such that valuation or disposal of securities held by any of the Separate Accounts is not practical; or where the value of any Subaccount of the Separate Account is unavailable for other trading or pricing purposes.

Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in (2) exist.

For withdrawals from the GIA, We may defer payment for six months from the date Our annuity operations division receives the Written Request. If payment is delayed 10 working days or more, We will add interest at an annual rate equal to that paid under Annuity Payment Options G and H.



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                             PART 6: EXPENSE CHARGES

Charges to cover expenses incurred by Us in the distribution and administration of this contract are made in the manner described below.

ANNUAL ADMINISTRATIVE CHARGE
A portion of the administrative expense incurred by Us is assessed in the form of an annual charge as shown on the Schedule Page. We reserve the right to lower such charge. Such charge will be deducted at the end of each Contract Year from the total Contract Value with each Subaccount and GIA bearing a pro rata share of such expense based on the proportionate Contract Value of each of the Subaccounts and GIA. By agreement with Us, You may, instead, elect to pay this charge in cash.

DAILY ADMINISTRATIVE FEE
A portion of the administrative expense incurred by Us is assessed in the form of a daily fee against each Subaccount as shown on the Schedule Page.

FIVE - YEAR SURRENDER CHARGE FEE
If You elected the Five - Year Surrender Charge Schedule, a Five - Year Surrender Charge Fee applies to Your contract. On the first Contract Anniversary, this fee is equal to the sum of all premium payments made during the first Contract Year multiplied by the Five - Year Surrender Charge Fee Percentage shown on the Schedule Page. The Five - Year Surrender Charge Fee is deducted on the first Contract Anniversary and the next four Contract Anniversaries thereafter. On subsequent Contract Anniversaries, if any additional premium payments have been paid during the prior Contract Year, a Five - Year Surrender Charge Fee is calculated for such additional premium payments and deducted for five subsequent years starting with the Contract Anniversary upon which the fee was calculated. In the case of a full surrender not occurring on the Contract Anniversary, the fee will be prorated based on the number of completed months during the Contract Year of surrender.

MORTALITY AND EXPENSE RISK FEE
The mortality and expense risk fee is taken in the form of a daily fee against each Subaccount as shown on the Schedule Page. We reserve the right to lower such fee.

TAX
Any tax charged by a state or municipality on premium, whether or not characterized as premium tax, any such other state or local taxes imposed or other governmental charge which may be required based on the laws of the state or municipality of delivery, or the state or municipality where the Owner resides. The premium tax rate, if applicable, is shown on the Schedule Page. This rate may change for subsequent premium payments in accordance with applicable state law. We will pay any tax due and will only reimburse ourselves upon the remittance of the tax to the applicable state or municipality.

SURRENDER CHARGE
A charge to cover expenses incurred in the sale and distribution of this contract. See Part 5 for a description.

TRANSFER CHARGE
A transfer charge is as shown on the Schedule Page.



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          PART 7: DETERMINING THE CONTRACT AND ACCUMULATION UNIT VALUES

CREDITING OF SUBACCOUNT UNITS AND PREMIUMS
We will apply any premium payments We receive on the Premium Payment Date to credit Accumulation Units to one or more Subaccounts or to credit purchases to the GIA in accordance with the most recent allocation schedule on file with Us. The number of Accumulation Units credited to each Subaccount will be determined by dividing the premium payment, applied to that Subaccount by the then current Accumulation Unit Value of that Subaccount. The Accumulation Unit Value of each Subaccount on a Valuation Date is determined at the end of that day.

DETERMINATION OF THE CONTRACT VALUE
Prior to the Maturity Date, the value of a Subaccount of the Separate Account for this contract is determined by multiplying the total number of Accumulation Units under this contract for that Subaccount by the current Accumulation Unit Value of that Subaccount. The Contract Value for amounts held under Variable Payment Annuity Option L is determined in the same manner. The value of the GIA equals the total value of the Adjusted Premiums. The total Contract Value under this contract equals the sum of the values of each of the Subaccounts and the Adjusted Premiums.

THE VALUATION OF SUB-ACCOUNTS AND GUARANTEED INTEREST ACCOUNT
The values and benefits of the GIA are not less than those required by the laws of the state where this contract is delivered.

The values of the assets in each Subaccount will be calculated in accordance with applicable law and accepted procedures.

All paid-up annuity, cash surrender, and death benefits under this contract are not less than the minimum benefits required by any statute of the state where this contract is delivered. Any additional amounts We credit to the contract will be treated as any other gain in the contract and will increase the paid-up annuity, cash surrender and death benefits. Paid-up annuity and cash surrender benefits will be reduced by any withdrawal. The death benefit following a withdrawal will be reduced by the same proportion as the Contract Value is reduced at the time of the withdrawal.

We guarantee that expense and mortality results shall not adversely affect the dollar amount of variable benefits and other contractual payments and values.

                            PART 8: ANNUITY BENEFITS

On or before the Maturity Date, You may elect any one of the annuity payment options as described in Part 10. If You do not select an annuity payment option on or before the Maturity Date, We will apply the Contract Value less any Tax due to provide You a variable life annuity with 10 years period certain under Payment Option I as described in Part 10.

If the amount to be applied on the Maturity Date is less than $2,000 or would result in monthly payments of less than $20, We shall have the right to pay such amount to You in one lump sum in lieu of providing such annuity. We also have the right to change the annuity payment frequency to annual if the monthly annuity payment would otherwise be less than $20.


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                             PART 9: DEATH BENEFITS

The death benefit will be determined by the Death Benefit Option shown on the Schedule Page, or as changed following a change of ownership. The death benefits provided under this contract are not less than the minimum benefits required under the laws of the state where this contract is delivered.

DEATH BEFORE MATURITY DATE
If the contract is held by a single Owner who dies before the Maturity Date, We will pay the death benefit amount to the designated Beneficiary upon receipt of a certified death certificate, an order of competent jurisdiction or any other proof acceptable to Us. If there is more than one Owner and one of the Owners dies before the Maturity Date, We will pay the death benefit amount to the surviving Owner(s), if any, who will be deemed to be the designated Beneficiary(s). If the spouse of a deceased Owner is entitled to receive all or some portion of the death benefit amount, the spouse may elect to continue the contract as the new Owner. This election is only allowed prior to the Maturity Date and can be elected only one time. When the spouse elects to continue the contract, the death benefit amount that the spouse is entitled to receive will become the new Contract Value for the continued contract and the current Death Benefit Option will remain in effect.

If the contract is owned by a non-natural person, such as a trust, and the Annuitant (defined as the Primary Annuitant) dies before the Maturity Date, We will pay the death benefit to the Owner. If a Joint Annuitant dies prior to the Maturity Date, a death benefit is not paid. The Owner may appoint a new Joint Annuitant.

ELECTION OF DEATH BENEFIT OPTIONS
The Owner shall elect any one of the Death Benefit Options that We make available at the time of application. The Owner's chosen option is as shown on the Schedule Page. If no option is elected, Death Benefit Option 1 shall apply.

DEATH BENEFIT OPTION 1:  RETURN OF PREMIUM
This death benefit is equal to A or B, whichever is greater, where:

      A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below).

      B is the Contract Value next determined following receipt of a certified copy of the death certificate at Our annuity operations division.

DEATH BENEFIT OPTION 2:  ANNUAL STEP-UP
This death benefit is based on the Age of the Owner. If there is more than one Owner, it is based on the Age of the eldest Owner.

If the Owner has not yet attained Age 81, the death benefit is equal to A or B or C, whichever is greater, where:

      A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below).

      B is the Contract Value next determined following receipt of a certified copy of the death certificate at Our annuity operations division.

      C is the "Annual Step-Up Amount" (as defined below).


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If the Owner has attained Age 81, the death benefit is equal to A or B, whichever is greater, where:

      A is the death benefit calculated at the end of the Contract Year prior to the Owner's attained Age 81, plus 100% of the premium payments less "Adjusted Partial Withdrawals" (as defined below) made since the end of the Contract Year prior to the Owner's attained Age 81.

      B is the Contract Value next determined following receipt of a certified copy of the death certificate at Our annuity operations division.

If the contract is not owned by a natural person, the Age of the Primary Annuitant will be used to calculate the death benefit.

If the spouse elects to continue the contract under Death Benefit Option 2, the death benefit under the continued contract will be calculated using the surviving spouse's attained Age.

DEATH BENEFIT OPTION 3:  EARNINGS ENHANCEMENT BENEFIT
This death benefit is based on the Age of the Owner on the Contract Date. If there is more than one Owner, it is based on the Age of the eldest Owner.

If the Owner has not attained Age 70 on the Contract Date, the death benefit is equal to A or B, whichever is greater, where:

      A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below).

      B is the Contract Value next determined following receipt of a certified copy of the death certificate at Our annuity operations division, plus 40% of the Relief Amount (as defined below).

If the Owner has attained Age 70 but not yet attained Age 76 on the Contract Date, the death benefit is equal to A or B, whichever is greater, where:

      A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below).

      B is the Contract Value next determined following receipt of a certified copy of the death certificate at Our annuity operations division, plus 25% of the Relief Amount (as defined below).

If the contract is not owned by a natural person, the Age of the Primary Annuitant on the Contract Date will be used to calculate the death benefit.

If the spouse elects to continue the contract under Death Benefit Option 3, the death benefit under the continued contract will be calculated based on the surviving spouse's attained Age as of the date We continue the contract.

DEATH BENEFIT OPTION 4:  GREATER OF ANNUAL STEP-UP OR ANNUAL ROLL-UP
If the Owner has not yet attained Age 81, the death benefit is equal to the A or B or C or D, whichever is greater where:

      A is 100% of premium payments less "Adjusted Partial Withdrawals" (as defined below).

      B is the Contract Value next determined following receipt of a certified copy of the death certificate at Our annuity operations division.

      C is the "Annual Step-Up Amount" (as defined below).

      D is the "Annual Roll-up Amount" (as defined below).


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On and after the eldest Owner's attained Age 81, the death benefit is equal to the A or B, whichever is greater where:

      A is the death benefit calculated at the end of the Contract Year prior to the eldest Owner's attained Age 81, plus 100% of the premium payments less "Adjusted Partial Withdrawals" made since the end of the Contract Year prior to the eldest Owner's attained Age 81.

      B is the Contract Value next determined following receipt of a certified death certificate at Our annuity operations division.

If the spouse elects to continue the contract under Death Benefit Option 4, the death benefit under the continued contract will be calculated using the surviving spouse's attained Age.

ADJUSTED PARTIAL WITHDRAWALS
The Adjusted Partial Withdrawal is calculated for each withdrawal as the product of A multiplied by B where:

      A is the ratio of the amount of the withdrawal to the Contract Value on the date of (but prior to) the withdrawal.

      B  is the death benefit on the date of (but prior to) the withdrawal.

ANNUAL STEP-UP AMOUNT
In the first Contract Year, the Annual Step-Up Amount is equal to 100% of premium payments less "Adjusted Partial Withdrawals".

In the second Contract Year or any subsequent Contract Year, the Annual Step-Up Amount is equal to A or B, whichever is greater, where:

      A is the Annual Step-Up Amount at the end of the previous Contract Year, plus 100% of premium payments made since the end of the previous Contract Year, less "Adjusted Partial Withdrawals" made since the end of the previous Contract Year.

      B  is the Contract Value.

RELIEF AMOUNT
The Relief Amount is equal to the Contract Value less Modified Premium Payments (as defined below), not to exceed the following maximum amount:

     If eldest Owner has not attained Age 70 on the Contract Date, the maximum Relief Amount is 200% multiplied by (A minus B), where:

      A is the sum of Modified Premium Payments made prior to the date the death benefit is calculated.

      B is the sum of premium payments made during the 12 months prior to the date the death benefit is calculated.

      If eldest Owner has attained Age 70 but not yet attained Age 76 on the Contract Date, the maximum Relief Amount is 100% multiplied by (A minus
      B), where:

      A is the sum of Modified Premium Payments made prior to the date the death benefit is calculated.

      B is the sum of premium payments made during the 12 months prior to the date the death benefit is calculated.

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Modified Premium Payments are equal to A minus B, where:

      A  is the sum of all premium payments.

      B is the amount that each withdrawal exceeds the difference, at the time of each withdrawal, between: (1) the Contract Value prior to the withdrawal, and (2) the Modified Premium Payments prior to the withdrawal. If the withdrawal does not exceed this difference, or if there are no partial withdrawals, this value is zero. Withdrawals are taken from earnings first, then from the premium payments in the order they were received.

ANNUAL ROLL-UP AMOUNT
In the first Contract Year, the Annual Roll-up Amount is equal to the sum of all premium payments less "Adjusted Partial Withdrawals".

At the beginning of the second Contract Year, or any subsequent Contract
Year, the Annual Roll-up Amount is equal to the Annual Roll-up Amount at the end of the previous Contract Year multiplied by a factor of 1.05, plus 100% of premium payments, less "Adjusted Partial Withdrawals" made since the end of the previous Contract Year. The Annual Roll-up Amount may not exceed 200% of total premium payments less "Adjusted Partial Withdrawals".

DISTRIBUTION AT DEATH REQUIREMENTS
Any Beneficiary who is a natural person entitled to a death benefit may, within one year after the date of an Owner's death, elect to receive the death benefit in the form of an annuity payment option. If an annuity payment option is selected, it may not extend beyond such Beneficiary's life or life expectancy and the payments must begin within one year after the date of death. If an annuity payment option is not elected or the Beneficiary is a non-natural person, the entire death benefit will be distributed in a lump sum no later than five years after the date of death.

DEATH ON OR AFTER THE MATURITY DATE
If an Owner dies on or after the Maturity Date and there is no surviving Owner, any remaining certain period annuity payments will be paid to the Beneficiary under the annuity payment option in effect on the date of death. If there is a surviving Owner, the payments continue as if there had been no death. Payments to the Beneficiary or surviving Owner may not be deferred or otherwise extended.

If the Annuitant and Joint Annuitant(s), if any, die and are survived by any Owner, any remaining certain period annuity payments will be paid to such Owner. Payments will continue under the annuity payment option in effect at the date of death and may not be deferred or otherwise extended.



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                        PART 10: ANNUITY PAYMENT OPTIONS

You must elect an annuity payment option by Written Request. We reserve the right to require that the election of a payment option be in the form of a supplementary contract distributed by Us reflecting the terms of the payment option elected. We have the right to require proof of Age and sex of any person on whose life payments depend, as well as proof of the continued survival of any such person. After the first Payment Calculation Date, You may not change the annuity payment option You elected. Where the election of an annuity payment option is made by the Beneficiary of any death benefit payable under this contract, limited as described in Part 9, the term "Annuitant" as used below shall refer to such Beneficiary.

CALCULATION OF FIXED ANNUITY PAYMENTS
Under Options A, B, D, E and F, the applicable annuity payment option rate used to determine the payment amount will not be less than the rate based on the 2000 Individual Annuity Mortality Table with a 10-year age setback and an interest rate of 2.5%. Under Options G and H, the interest rate is 1.5%. Under Options A, B, D, E, F, G, and H, the amount of the payment is equal to the Contract Value, less any applicable Tax, divided by $1,000 and then multiplied by the applicable annuity payment option rate.

CALCULATION OF VARIABLE ANNUITY PAYMENTS
Under Options I, J, M and N, the applicable payment option rate used to determine the first payment amount will not be less than the rate based on the 1983a Individual Annuity Mortality Table projected with projection scale G to the year 2040, with continued projection thereafter and the Assumed Investment Rate.

Under Option K, the applicable payment option rate will be based on the number of payments to be made during the specified period and the Assumed Investment Rate.

Under Options I, J, K, M and N, the amount of the first payment is equal to the amount held in each Subaccount, less any Tax due, divided by $1,000 and then multiplied by the applicable payment option rate. The first payment equals the sum of the amounts provided by each Subaccount.

In each Subaccount, the number of fixed Annuity Units is determined by dividing the amount of the initial payment provided by that Subaccount by the Annuity Unit Value for that Subaccount on the first Payment Calculation Date. Thereafter, the number of fixed Annuity Units in each Subaccount remains unchanged unless You transfer funds to or from the Subaccount. If You transfer funds to or from a Subaccount, the number of fixed Annuity Units will change in proportion to the change in value of the Subaccount as a result of the transfer. The number of fixed Annuity Units will change effective with the transfer, but will remain fixed in number following the transfer.

Second and subsequent payments are determined by multiplying the number of fixed Annuity Units for each Subaccount by the Annuity Unit Value for that Subaccount on the Payment Calculation Date. The total payment will equal the sum of the amounts provided by each Subaccount. The amount of second and subsequent payments will vary with the investment experience of the Subaccounts and may be either higher or lower than the first payment.

Under Option L, We determine the amount of the annual distribution by dividing the Contract Value by the life expectancy of the Annuitant or the joint life expectancy of the Annuitant and Joint Annuitant at that time.

We guarantee that neither expenses actually incurred, other than Taxes on investment return, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments.



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OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN
A fixed payout annuity payable monthly while the Annuitant is living or, if later, the end of the specified period certain. The period certain may be specified as 5, 10, or 20 years. The period certain must be specified at the time this option is elected.

OPTION B - NON-REFUND LIFE ANNUITY
A fixed payout annuity payable monthly while the Annuitant is living. No monthly payment, death benefit or refund is payable after the death of the Annuitant.

OPTION D - JOINT AND SURVIVORSHIP LIFE ANNUITY
A fixed payout annuity payable monthly while either the Annuitant or designated Joint Annuitant is living. You must designate the Joint Annuitant at the time You elect this option. The designated Joint Annuitant must be at least Age 40 on the first Payment Calculation Date.

OPTION E - INSTALLMENT REFUND LIFE ANNUITY
A fixed payout annuity payable monthly while the Annuitant is living. If the Annuitant dies before the annuity payments made under this option total an amount which refunds the entire amount applied under this option, We will make a lump sum payment equal to the entire amount applied under this option less the sum of payments already made.

OPTION F -  JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
A fixed payout annuity payable monthly while either the Annuitant or Joint Annuitant is living, or if later, the end of 10 years. You must designate the Joint Annuitant at the time You elect this option. The Joint Annuitant must be at least Age 40 on the first Payment Calculation Date.

OPTION G - PAYMENTS FOR A SPECIFIED PERIOD
A fixed payout annuity payable monthly over a specified period of time. Payments continue whether the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the Age of the Annuitant. However, if the Beneficiary of any death benefits payable under this contract elects this Payment Option, the period selected by the Beneficiary may not extend beyond the life expectancy of such Beneficiary.

OPTION H - PAYMENTS OF A SPECIFIED AMOUNT
Equal income installments of a specified amount are paid until the principal sum remaining under this option from the amount applied is less than the amount of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least 5 years.

OPTION I - VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
A variable payout annuity payable monthly while the Annuitant is living or, if later, for ten years. If the Beneficiary of any death benefits payable under this contract elects this payment option, the period certain will equal the shorter of 10 years and the life expectancy of such Beneficiary.

OPTION J - JOINT SURVIVORSHIP VARIABLE LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN A variable payout annuity payable monthly while either the Annuitant or Joint Annuitant is living, or if later, the end of 10 years. You must designate the Joint Annuitant at the time You elect this option. The Joint Annuitant must be at least Age 40 on the first Payment Calculation Date. This option is not available for the payment of any death benefit under this contract.



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OPTION K - VARIABLE ANNUITY FOR SPECIFIED PERIOD
A variable payout annuity payable monthly over a specified period of time. Payments continue whether the Annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the Age of the Annuitant. However, if the Beneficiary of any death benefits payable under this contract elects this payment option, the period selected by the Beneficiary may not extend beyond the life expectancy of such Beneficiary. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the number of fixed Annuity Units in each Subaccount and affect the amount of future payments.

OPTION L - VARIABLE LIFE EXPECTANCY ANNUITY
This option provides a variable income which is payable over the Annuitant's annually recalculated life expectancy or the annually recalculated life expectancy of the Annuitant and Joint Annuitant. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the Contract Value and affect the amount of future payments. Upon the death of the Annuitant (and Joint Annuitant, if applicable), any remaining Contract Value will be paid in a lump sum to the Beneficiary.

OPTION M - UNIT REFUND VARIABLE LIFE ANNUITY
This option provides variable monthly payments as long as the Annuitant lives. In the event of the death of the Annuitant, the monthly payments will stop and the Beneficiary will receive a lump sum payment equal to the value of the remaining Annuity Units. This value is equal to the sum of the number of remaining Annuity Units for each Subaccount multiplied by the current Annuity Unit Value for that Subaccount. The number of remaining Annuity Units for each Subaccount will be calculated as follows:

(1) the net amount in the Subaccount applied under this option on the first Payment Calculation Date divided by the corresponding Annuity Unit Value on that date, minus

(2) the sum of the Annuity Units released from the Subaccount to make the payments under this option.

You may not transfer any assets under Option M, unless We agree otherwise.

OPTION N - VARIABLE NON-REFUND LIFE ANNUITY
A variable payout annuity payable monthly while the Annuitant is living. No monthly payment, death benefit or refund is payable after the death of the Annuitant.

OTHER OPTIONS
We may offer other annuity payment options or alternative versions of the options listed above.




D617                                 19

                 PART 11: TABLES OF ANNUITY PAYMENT OPTION RATES

The tables in this section show the guaranteed minimum monthly payments for Fixed Annuity Payment Options A - G, and the minimum initial payment for the Variable Annuity Payment Options I, J, K, M and N for each $1,000 applied. These rates are based on the Annuitant's Age and sex. If Our rates in effect on the first Payment Calculation Date are more favorable, We will use those rates. Subsequent monthly payments for the Variable Annuity Payment Options will vary and may be higher or lower than the first payment. Amounts for payment frequencies, periods, Ages and any current rate information not shown will be provided upon request.

The term "Age" as used in the tables refers to the actual Age of the Annuitant on the first Payment Calculation Date.


            OPTIONS A & E - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN; INSTALLMENT REFUND LIFE ANNUITY

----------------------------------------------------------------------------------------------------------------
                INSTALLMENT REFUND        5 YEARS CERTAIN          10 YEARS CERTAIN        20 YEARS CERTAIN
----------------------------------------------------------------------------------------------------------------
     AGE         MALE       FEMALE        MALE       FEMALE       MALE        FEMALE       MALE       FEMALE
----------------------------------------------------------------------------------------------------------------
     40         $2.85       $2.76        $2.90       $2.79       $2.89        $2.79       $2.89       $2.78
----------------------------------------------------------------------------------------------------------------
     45          2.99        2.88         3.05        2.92        3.05         2.92        3.03        2.91
----------------------------------------------------------------------------------------------------------------
     50          3.15        3.02         3.24        3.08        3.24         3.08        3.21        3.06
----------------------------------------------------------------------------------------------------------------
     55          3.35        3.20         3.48        3.28        3.47         3.28        3.42        3.25
----------------------------------------------------------------------------------------------------------------
     60          3.58        3.41         3.79        3.54        3.76         3.53        3.67        3.48
----------------------------------------------------------------------------------------------------------------
     65          3.87        3.68         4.17        3.87        4.13         3.85        3.97        3.76
----------------------------------------------------------------------------------------------------------------
     70          4.24        4.01         4.67        4.30        4.61         4.26        4.30        4.09
----------------------------------------------------------------------------------------------------------------
     75          4.68        4.44         5.36        4.88        5.21         4.81        4.63        4.45
----------------------------------------------------------------------------------------------------------------
     80          5.24        4.98         6.28        5.68        5.97         5.51        4.92        4.80
----------------------------------------------------------------------------------------------------------------
     85          5.93        5.67         7.49        6.81        6.82         6.41        5.12        5.07
----------------------------------------------------------------------------------------------------------------
     90          6.78        6.55         9.04        8.38        7.70         7.42        5.22        5.21
----------------------------------------------------------------------------------------------------------------


                          OPTION B - NON-REFUND LIFE ANNUITY

                       --------------- ------------ -----------
                            AGE           MALE        FEMALE
                       ----------------------------------------
                            40           $2.90        $2.79
                       ----------------------------------------
                            45            3.05         2.92
                       ----------------------------------------
                            50            3.24         3.08
                       ----------------------------------------
                            55            3.49         3.28
                       ----------------------------------------
                            60            3.79         3.54
                       ----------------------------------------
                            65            4.18         3.87
                       ----------------------------------------
                            70            4.69         4.31
                       ----------------------------------------
                            75            5.40         4.90
                       ----------------------------------------
                            80            6.38         5.73
                       ----------------------------------------
                            85            7.73         6.94
                       ----------------------------------------
                            90            9.61         8.73
                       ----------------------------------------



D617                                       20

                                       OPTION D - JOINT AND SURVIVORSHIP LIFE ANNUITY

---------------------------------------------------------------------------------------------------------------------------
                                                         MALE AGE
---------------------------------------------------------------------------------------------------------------------------
   FEMALE        40       45        50       55       60        65       70       75        80           85         90
    AGE
---------------------------------------------------------------------------------------------------------------------------
     40        $2.65    $2.69     $2.72    $2.74    $2.75     $2.76    $2.77    $2.78     $2.78        $2.78      $2.79
---------------------------------------------------------------------------------------------------------------------------
     45         2.71     2.76      2.80     2.84     2.86      2.88     2.89     2.90      2.91         2.91       2.92
---------------------------------------------------------------------------------------------------------------------------
     50         2.75     2.82      2.89     2.94     2.98      3.01     3.04     3.05      3.06         3.07       3.07
---------------------------------------------------------------------------------------------------------------------------
     55         2.79     2.88      2.97     3.05     3.11      3.16     3.20     3.23      3.25         3.26       3.27
---------------------------------------------------------------------------------------------------------------------------
     60         2.82     2.93      3.04     3.15     3.24      3.33     3.40     3.45      3.48         3.51       3.52
---------------------------------------------------------------------------------------------------------------------------
     65         2.84     2.96      3.09     3.23     3.37      3.50     3.61     3.70      3.76         3.80       3.83
---------------------------------------------------------------------------------------------------------------------------
     70         2.86     2.99      3.14     3.31     3.49      3.66     3.83     3.98      4.09         4.18       4.23
---------------------------------------------------------------------------------------------------------------------------
     75         2.87     3.01      3.18     3.37     3.58      3.81     4.05     4.28      4.48         4.63       4.74
---------------------------------------------------------------------------------------------------------------------------
     80         2.88     3.03      3.20     3.41     3.65      3.93     4.25     4.58      4.89         5.17       5.38
---------------------------------------------------------------------------------------------------------------------------
     85         2.89     3.04      3.22     3.44     3.70      4.03     4.41     4.84      5.31         5.76       6.15
---------------------------------------------------------------------------------------------------------------------------
     90         2.89     3.04      3.23     3.46     3.74      4.09     4.52     5.05      5.67         6.34       6.99
---------------------------------------------------------------------------------------------------------------------------


                    OPTION F - JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
---------------------------------------------------------------------------------------------------------------------------
                                                         MALE AGE
---------------------------------------------------------------------------------------------------------------------------
   FEMALE        40       45        50       55       60        65       70       75        80           85         90
     AGE
---------------------------------------------------------------------------------------------------------------------------
     40        $2.65    $2.69     $2.72    $2.74    $2.75     $2.76    $2.77    $2.78     $2.78        $2.78      $2.79
---------------------------------------------------------------------------------------------------------------------------
     45         2.71     2.76      2.80     2.84     2.86      2.88     2.89     2.90      2.91         2.91       2.91
---------------------------------------------------------------------------------------------------------------------------
     50         2.75     2.82      2.89     2.94     2.98      3.01     3.04     3.05      3.06         3.07       3.07
---------------------------------------------------------------------------------------------------------------------------
     55         2.79     2.88      2.97     3.04     3.11      3.16     3.20     3.23      3.25         3.26       3.27
---------------------------------------------------------------------------------------------------------------------------
     60         2.82     2.93      3.04     3.15     3.24      3.33     3.40     3.45      3.48         3.50       3.52
---------------------------------------------------------------------------------------------------------------------------
     65         2.84     2.96      3.09     3.23     3.37      3.50     3.61     3.70      3.76         3.80       3.82
---------------------------------------------------------------------------------------------------------------------------
     70         2.86     2.99      3.14     3.31     3.48      3.66     3.83     3.98      4.09         4.17       4.21
---------------------------------------------------------------------------------------------------------------------------
     75         2.87     3.01      3.17     3.36     3.58      3.81     4.05     4.27      4.47         4.61       4.71
---------------------------------------------------------------------------------------------------------------------------
     80         2.88     3.03      3.20     3.41     3.65      3.93     4.24     4.56      4.87         5.12       5.31
---------------------------------------------------------------------------------------------------------------------------
     85         2.89     3.04      3.22     3.44     3.70      4.02     4.39     4.82      5.26         5.67       5.99
---------------------------------------------------------------------------------------------------------------------------
     90         2.89     3.04      3.23     3.45     3.73      4.08     4.50     5.01      5.58         6.15       6.66
---------------------------------------------------------------------------------------------------------------------------









D617                                          21

                   OPTION G - PAYMENTS FOR A SPECIFIED PERIOD

                   -----------------------------------------
                     NUMBER OF      ANNUAL       MONTHLY
                       YEARS     INSTALLMENT   INSTALLMENT

                   -----------------------------------------
                         5         $206.00       $17.28
                   -----------------------------------------
                         6          172.93        14.51
                   -----------------------------------------
                         7          149.32        12.53
                   -----------------------------------------
                         8          131.61        11.04
                   -----------------------------------------
                         9          117.84         9.89
                   -----------------------------------------
                        10          106.83         8.96
                   -----------------------------------------
                        11           97.83         8.21
                   -----------------------------------------
                        12           90.33         7.58
                   -----------------------------------------
                        13           83.98         7.05
                   -----------------------------------------
                        14           78.55         6.59
                   -----------------------------------------
                        15           73.84         6.20
                   -----------------------------------------
                        16           69.72         5.85
                    -----------------------------------------
                        17           66.09         5.55
                   -----------------------------------------
                        18           62.86         5.27
                   -----------------------------------------
                        19           59.98         5.03
                   -----------------------------------------
                        20           57.38         4.81
                   -----------------------------------------
                        25           47.55         3.99
                   -----------------------------------------
                        30           41.02         3.44
                   -----------------------------------------


      OPTION I - VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

                     --------------- ------------ ------------
                          AGE            MALE        FEMALE
                     --------------- ------------ ------------
                           40           $4.15        $4.02
                     --------------- ------------ ------------
                           45            4.29         4.12
                     --------------- ------------ ------------
                           50            4.40         4.27
                     --------------- ------------ ------------
                           55            4.73         4.46
                     --------------- ------------ ------------
                           60            5.06         4.71
                     --------------- ------------ ------------
                           65            5.51         5.05
                     --------------- ------------ ------------
                           70            6.08         5.52
                     --------------- ------------ ------------
                           75            6.79         6.17
                     --------------- ------------ ------------
                           80            7.65         6.99
                     --------------- ------------ ------------
                           85            8.57         7.98
                     --------------- ------------ ------------


        OPTION J - JOINT SURVIVOR VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

-------------------------------------------------------------------------------------------------
  FEMALE                                   Male Age
           --------------------------------------------------------------------------------------
     AGE        40        45         50        55         60         65         70       75
-------------------------------------------------------------------------------------------------
      40      $3.92     $3.94      $3.96     $3.98      $3.99      $4.00      $4.00     $4.01
-------------------------------------------------------------------------------------------------
      45       3.96      4.00       4.03      4.06       4.08       4.09       4.10      4.11
-------------------------------------------------------------------------------------------------
      50       4.00      4.05       4.10      4.15       4.18       4.21       4.23      4.24
-------------------------------------------------------------------------------------------------
      55       4.03      4.10       4.18      4.24       4.30       4.35       4.39      4.41
-------------------------------------------------------------------------------------------------
      60       4.06      4.15       4.25      4.34       4.43       4.52       4.58      4.63
-------------------------------------------------------------------------------------------------
      65       4.09      4.19       4.31      4.44       4.57       4.70       4.81      4.90
-------------------------------------------------------------------------------------------------
      70       4.11      4.22       4.36      4.53       4.70       4.89       5.07      5.22
-------------------------------------------------------------------------------------------------
      75       4.12      4.75       4.41      4.60       4.82       5.07       5.34      5.59
-------------------------------------------------------------------------------------------------



D617                               22

    OPTION K - VARIABLE PAYMENT ANNUITY FOR A SPECIFIED PERIOD

    -------------------- ----------------- ------------------
         NUMBER OF            ANNUAL             MONTHLY
           YEARS            INSTALLMENT        INSTALLMENT
    -------------------- ----------------- ------------------
             5                $217.98            $18.53
    -------------------- ----------------- ------------------
             6                 185.53             15.77
    -------------------- ----------------- ------------------
             7                 162.39             13.81
    -------------------- ----------------- ------------------
             8                 145.08             12.34
    -------------------- ----------------- ------------------
             9                 131.65             11.19
    -------------------- ----------------- ------------------
            10                 120.94             10.28
    -------------------- ----------------- ------------------
            11                 112.20              9.54
    -------------------- ----------------- ------------------
            12                 104.94              8.92
    -------------------- ----------------- ------------------
            13                  98.83              8.40
    -------------------- ----------------- ------------------
            14                  93.61              7.96
    -------------------- ----------------- ------------------
            15                  89.10              7.58
    -------------------- ----------------- ------------------
            16                  85.18              7.24
    -------------------- ----------------- ------------------
            17                  81.74              6.95
    -------------------- ----------------- ------------------
            18                  78.70              6.69
    -------------------- ----------------- ------------------
            19                  75.99              6.46
    -------------------- ----------------- ------------------
            20                  73.57              6.25
    -------------------- ----------------- ------------------
            25                  64.53              5.49
    -------------------- ----------------- ------------------
            30                  58.75              5.00
    -------------------- ----------------- ------------------


            OPTION M - VARIABLE PAYMENT LIFE ANNUITY WITH UNIT REFUND

                  --------------- ------------ ------------
                        AGE           MALE        FEMALE
                  --------------- ------------ ------------
                        40           $4.12        $4.01
                  --------------- ------------ ------------
                        45            4.25         4.11
                  --------------- ------------ ------------
                        50            4.42         4.24
                  --------------- ------------ ------------
                        55            4.64         4.41
                  --------------- ------------ ------------
                        60            4.92         4.64
                  --------------- ------------ ------------
                        65            5.28         4.94
                  --------------- ------------ ------------
                        70            5.74         5.33
                  --------------- ------------ ------------
                        75            6.32         5.86
                  --------------- ------------ ------------
                        80            7.07         6.55
                  --------------- ------------ ------------
                        85            8.01         7.43
                  --------------- ------------ ------------


                   OPTION N - VARIABLE PAYMENT LIFE ANNUITY

                  --------------- ------------ ------------
                       AGE            MALE        FEMALE
                  --------------- ------------ ------------
                        40           $4.15        $4.02
                  --------------- ------------ ------------
                        45            4.30         4.13
                  --------------- ------------ ------------
                        50            4.50         4.27
                  --------------- ------------ ------------
                        55            4.76         4.47
                  --------------- ------------ ------------
                        60            5.11         4.73
                  --------------- ------------ ------------
                        65            5.60         5.09
                  --------------- ------------ ------------
                        70            6.29         5.60
                  --------------- ------------ ------------
                        75            7.20         6.34
                  --------------- ------------ ------------
                        80            8.49         7.41
                  --------------- ------------ ------------
                        85           10.30         8.98
                  --------------- ------------ ------------


D617                                   23

            FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED, AND PART 10 FOR A DESCRIPTION OF HOW ANNUITY PAYMENTS ARE DETERMINED.

                                NONPARTICIPATING


D617